Exhibit 99.1

FAST Acquisition Corp. Announces Additional Information Concerning the Redemption of its Public Shares

RIDGEFIELD, CT, August 10, 2022 – FAST Acquisition Corp. (the “Company”) (NYSE: FST.U, FST, FST.WS), a special purpose acquisition company, today announced additional information concerning the previously disclosed redemption of all of its outstanding shares of Class A common stock (the “public shares”), effective as of August 26, 2022, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”).

Pursuant to the Charter, and as disclosed in the Company’s registration statement on Form S-1 for its initial public offering and subsequent periodic filings with the United States Securities and Exchange Commission (the “Commission”), if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering, or August 25, 2022, the Company is required to: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem its public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account, divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the public shareholders as stockholders (including any right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company will not withhold any amount from the Trust Account to pay taxes or dissolution expenses, despite the provisions in the Charter permitting it to do so, and instead will pay taxes, dissolution expenses and other creditor claims from working capital held outside the Trust Account, including funds received pursuant to the Termination and Settlement Agreement between the Company and Fertitta Entertainment Inc. (the “Termination and Settlement Agreement”).

The Company currently expects the per-share redemption price for the public shares will be approximately $10.02 (as finally determined, the “Redemption Amount”).

The Company anticipates that the public shares will cease trading as of the close of business on August 25, 2022. As of August 26, 2022, the public shares will be redeemed and cancelled and will represent only the right to receive the Redemption Amount. After August 26, 2022, the Company will cease all operations except for those required to wind up the Company’s business.

The Redemption Amount will be paid on August 26, 2022 to holders of public shares outstanding at the close of business on August 25, 2022, without any required action on their part.

The Company’s warrants will expire in accordance with their terms upon the liquidation of the Company.

The Company previously disclosed that, in accordance with the foregoing terms and requirements of the Charter, any funds received pursuant to the Termination and Settlement Agreement that are remaining after the payment of expenses will not be part of any distributions with respect to the public shares. On August 9, 2022, a lawsuit was filed in the Court of Chancery of the State of Delaware by Special Opportunities Fund, Inc. as a putative class action against the Company, Fast Sponsor, LLC, and the Company’s directors. The lawsuit alleges breach of fiduciary duty and unjust enrichment, and seeks to enjoin dissolution and the distribution of any net assets outside of the Trust Account, or to impose a constructive trust over such net assets, and to order defendants to distribute such net assets to the holders of public shares or to award damages. The defendants believe the lawsuit is without merit and intend to defend it vigorously.

The Company expects that NYSE will file a Form 25 with the Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “currently expects,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward looking statements in this release. You should carefully consider these and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company with the Commission. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that the Company will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact:

Keil Decker

Managing Director, ICR

Keil.decker@icrinc.com